                                    EXHIBIT 99.1
LendingClub Reports First Quarter 2023 Results
Net Income of $13.7M, Driven by 7% Sequential Increase in Pre-Provision Net Revenue (PPNR)
Deposits Up 13% Sequentially to $7.2B; $1.6B in Cash

SAN FRANCISCO – April 26, 2023 – LendingClub Corporation (NYSE: LC), the parent company of LendingClub Bank, America’s leading digital marketplace bank, today announced financial results for the first quarter ended March 31, 2023.
“We delivered a solid quarter driven by our strategic advantages, including over 15 years of cycle-tested data, prudent and agile underwriting, and our digital marketplace bank model,” said Scott Sanborn, LendingClub CEO. “While we expect continued industry and macro headwinds, these significant advantages, along with our growing online consumer deposit franchise and high-yielding short duration assets, provide us with a range of options to navigate the current macro environment while we build toward an ambitious future for the company and our growing membership base.”

First Quarter 2023 Results
Balance Sheet:
•Total assets grew 10% sequentially to $8.8 billion from $8.0 billion at December 31, 2022.
•Deposits up 13% sequentially to $7.2 billion; FDIC-insured deposits represent approximately 86% of total deposits.
◦Cash of $1.6 billion increased 55% from December 31, 2022.
◦Available aggregate borrowing capacity of $4.1 billion as of April 26, 2023.
•Loans and leases held for investment portfolio grew 4.6% sequentially from $5.6 billion to $5.9 billion.
•Substantial capital with a consolidated Tier 1 leverage ratio of 12.8% and consolidated Common Equity Tier 1 capital ratio of 15.6%.
•Book value per common share of $11.08, up 1.4% from $10.93 at December 31, 2022.
•Tangible book value per common share of $10.23, up 1.7% from $10.06 at December 31, 2022.

Financial Performance:
•Loan originations were $2.3 billion compared to $2.5 billion in the prior quarter.
•Total net revenue was $245.7 million compared to $262.7 million in the prior quarter, as growth in net interest income was offset by lower marketplace revenue.
◦Net interest income increased 8% from the prior quarter to $146.7 million, primarily due to higher balance sheet growth and partially offset by lower net interest margin due to higher cost of deposits.
◦Marketplace revenue was $95.6 million compared to $123.4 million in the prior quarter, reflecting a reduction in sold marketplace volumes.
•Net income of $13.7 million, or diluted EPS of $0.13, compared to $23.6 million, or diluted EPS of $0.22, in the prior quarter, reflecting higher credit provisioning due to growth in the held-for-investment portfolio as well as higher tax expense.
•Pre-provision net revenue (PPNR) of $88.4 million grew 7% over the prior quarter, driven by the Company’s cost reduction actions and a $9.0 million one-time revenue benefit primarily due to slower prepayments.
•Credit quality of the held-for-investment prime loan portfolio performing in-line with expectations as portfolio seasons; provision for credit losses of $70.6 million primarily reflects $1.0 billion of quarterly loan originations held for investment.
•Efficiency ratio improved to 64.0% from 68.5% in the prior quarter due to cost reduction actions and marketing efficiency.

	Three Months Ended
($ in millions, except per share amounts)	March 31, 2023	December 31, 2022	March 31, 2022
Total net revenue	$245.7	$262.7	$289.5
Non-interest expense	157.3	180.0	191.2
Pre-provision net revenue (1)	88.4	82.7	98.3

Provision for credit losses	70.6	61.5	52.5
Income before income tax benefit (expense)	17.8	21.2	45.8
Income tax benefit (expense)	(4.1)	2.4	(5.0)
Net income	$13.7	$23.6	$40.8
Diluted EPS	$0.13	$0.22	$0.39

Income tax benefit from release of tax valuation allowance	$—	$3.2	$—
Net income excluding income tax benefit (1)	$13.7	$20.4	$40.8
Diluted EPS excluding income tax benefit (1)	$0.13	$0.19	$0.39
(1)    See page 3 of this release for additional information on our use of non-GAAP financial measures.

For a calculation of Pre-Provision Net Revenue, Net Income Excluding Income Tax Benefit, Diluted EPS Excluding Income Tax Benefit, and Tangible Book Value Per Common Share, refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables at the end of this release.

Financial Outlook

Second Quarter 2023
Loan Originations	$1.9B to $2.1B
Pre-Provision Net Revenue (PPNR)	$60M to $70M

About LendingClub
LendingClub Corporation (NYSE: LC) is the parent company of LendingClub Bank, National Association, Member FDIC. LendingClub Bank is the leading digital marketplace bank in the U.S., where members can access a broad range of financial products and services designed to help them pay less when borrowing and earn more when saving. Based on more than 150 billion cells of data and over $80 billion in loans, our advanced credit decisioning and machine-learning models are used across the customer lifecycle to expand seamless access to credit for our members, while generating compelling risk-adjusted returns for our loan investors. Since 2007, more than 4.7 million members have joined the Club to help reach their financial goals. For more information about LendingClub, visit https://www.lendingclub.com.

Conference Call and Webcast Information
The LendingClub first quarter 2023 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Wednesday, April 26, 2023. A live webcast of the call will be available at http://ir.lendingclub.com under the Filings & Financials menu in Quarterly Results. To access the call, please dial +1 (404) 975-4839, or outside the U.S. +1 (929) 526-1599, with Access Code 900462, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available 1 hour after the end of the call until May 3, 2023, by calling +1 (929) 458-6194 or outside the U.S. +44 (204) 525-0658, with Access Code 850910. LendingClub has used, and intends to use, its investor relations website, blog (http://blog.lendingclub.com), Twitter handle (@LendingClub) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts
For Investors:
IR@lendingclub.com
Media Contact:
Press@lendingclub.com

Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Pre-Provision Net Revenue, Net Income Excluding Income Tax Benefit, Diluted EPS Excluding Income Tax Benefit, and Tangible Book Value Per Common Share. Our non-GAAP financial measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP financial measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies.

We believe Pre-Provision Net Revenue, Net Income Excluding Income Tax Benefit and Diluted EPS Excluding Income Tax Benefit are important measures because they reflect the financial performance of our business operations. Pre-Provision Net Revenue is a non-GAAP financial measure calculated by subtracting the provision for credit losses and income tax benefit/expense from net income. Net Income Excluding Income Tax Benefit adjusts for the release of a deferred tax asset valuation allowance in 2022. Diluted EPS Excluding Income Tax Benefit is a non-GAAP financial measure calculated by dividing Net Income Excluding Income Tax Benefit by the weighted-average diluted common shares outstanding.

We believe Tangible Book Value (TBV) Per Common Share is an important measure used to evaluate the company’s use of equity. TBV Per Common Share is a non-GAAP financial measure representing common equity reduced by goodwill and intangible assets, divided by ending common shares issued and outstanding.

For a reconciliation of such measures to the nearest GAAP measures, please refer to the tables beginning on page 13 of this release.

Safe Harbor Statement
Some of the statements above, including statements regarding our competitive advantages, macroeconomic outlook, anticipated future performance and financial results, are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our ability to continue to attract and retain new and existing customers; our ability to realize the expected benefits from recent initiatives, including our cost reduction plan and the acquisition of a $1 billion loan portfolio; competition; overall economic conditions; the interest rate environment; the regulatory environment; demand for the types of loans facilitated by us; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as in our subsequent filings with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

*****

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	Q/Q	Y/Y
Operating Highlights:
Non-interest income	$98,990	$127,465	$181,237	$213,832	$189,857	(22)%	(48)%
Net interest income	146,704	135,243	123,676	116,226	99,680	8%	47%
Total net revenue	245,694	262,708	304,913	330,058	289,537	(6)%	(15)%
Non-interest expense	157,308	180,044	186,219	209,386	191,204	(13)%	(18)%
Pre-provision net revenue(1)	88,386	82,664	118,694	120,672	98,333	7%	(10)%
Provision for credit losses	70,584	61,512	82,739	70,566	52,509	15%	34%
Income before income tax benefit (expense)	17,802	21,152	35,955	50,106	45,824	(16)%	(61)%
Income tax benefit (expense)	(4,136)	2,439	7,243	131,954	(4,988)	N/M	(17)%
Net income	13,666	23,591	43,198	182,060	40,836	(42)%	(67)%
Income tax benefit from release of tax valuation allowance	—	3,180	5,015	135,300	—	N/M	N/M
Net income excluding income tax benefit(1)(2)	$13,666	$20,411	$38,183	$46,760	$40,836	(33)%	(67)%

Basic EPS – common stockholders	$0.13	$0.22	$0.41	$1.77	$0.40	(41)%	(68)%
Diluted EPS – common stockholders	$0.13	$0.22	$0.41	$1.73	$0.39	(41)%	(67)%
Diluted EPS excluding income tax benefit(1)(2)	$0.13	$0.19	$0.36	$0.45	$0.39	(32)%	(67)%

LendingClub Corporation Performance Metrics:
Net interest margin	7.5%	7.8%	8.3%	8.5%	8.3%
Efficiency ratio(3)	64.0%	68.5%	61.1%	63.4%	66.0%
Return on average equity (ROE)(4)	4.6%	7.2%	14.2%	33.8%	18.7%
Return on average total assets (ROA)(5)	0.7%	1.1%	2.5%	5.5%	3.1%
Marketing expense as a % of loan originations	1.2%	1.4%	1.3%	1.6%	1.7%

LendingClub Corporation Capital Metrics:
Common equity Tier 1 capital ratio	15.6%	15.8%	18.3%	20.0%	20.6%
Tier 1 leverage ratio	12.8%	14.1%	15.7%	16.2%	15.6%
Book value per common share	$11.08	$10.93	$10.67	$10.41	$8.68	1%	28%
Tangible book value per common share(1)	$10.23	$10.06	$9.78	$9.50	$7.75	2%	32%

Loan Originations (in millions)(6):
Total loan originations	$2,288	$2,524	$3,539	$3,840	$3,217	(9)%	(29)%
Marketplace loans	$1,286	$1,824	$2,386	$2,819	$2,360	(29)%	(46)%
Loan originations held for investment	$1,002	$701	$1,153	$1,021	$856	43%	17%
Loan originations held for investment as a % of total loan originations	44%	28%	33%	27%	27%

Servicing Portfolio AUM (in millions)(7):
Total servicing portfolio	$16,060	$16,157	$15,929	$14,783	$13,341	(1)%	20%
Loans serviced for others	$10,504	$10,819	$11,807	$11,382	$10,475	(3)%	—%

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	Q/Q	Y/Y
Balance Sheet Data:
Loans and leases held for investment at amortized cost, net, excluding PPP loans	$5,091,969	$4,638,331	$4,414,347	$3,692,667	$3,049,325	10%	67%
PPP loans	$51,112	$66,971	$89,379	$118,794	$184,986	(24)%	(72)%
Total loans and leases held for investment at amortized cost, net(8)	$5,143,081	$4,705,302	$4,503,726	$3,811,461	$3,234,311	9%	59%
Loans held for investment at fair value	$748,618	$925,938	$15,057	$20,583	$15,384	(19)%	4,766%
Total loans and leases held for investment	$5,891,699	$5,631,240	$4,518,783	$3,832,044	$3,249,695	5%	81%
Total assets	$8,754,018	$7,979,747	$6,775,074	$6,186,765	$5,574,425	10%	57%
Total deposits	$7,218,854	$6,392,553	$5,123,506	$4,527,672	$3,977,477	13%	81%
Total liabilities	$7,563,276	$6,815,453	$5,653,664	$5,107,648	$4,686,991	11%	61%
Total equity	$1,190,742	$1,164,294	$1,121,410	$1,079,117	$887,434	2%	34%
N/M – Not meaningful
(1)    Represents a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Financial Measures.”
(2)    Excludes fourth, third and second quarter 2022 income tax benefit of $3.2 million, $5.0 million and $135.3 million, respectively, due to the release of a deferred tax asset valuation allowance.
(3)    Calculated as the ratio of non-interest expense to total net revenue.
(4)    Calculated as annualized net income (which excludes the income tax benefit from the release of the deferred tax asset valuation allowance in the periods it did not occur) divided by average equity for the period presented.
(5)    Calculated as annualized net income (which excludes the income tax benefit from the release of the deferred tax asset valuation allowance in the periods it did not occur) divided by average total assets for the period presented.
(6)    Includes unsecured personal loans and auto loans only.
(7)    Loans serviced on our platform, which includes unsecured personal loans, auto loans and education and patient finance loans serviced for others and held for investment by the company.
(8)    Excludes loans held for investment at fair value, which primarily consists of a loan portfolio that was acquired in the fourth quarter of 2022.

The asset quality metrics presented in the following table are for loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	As of and for the three months ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Asset Quality Metrics:
Allowance for loan and lease losses to total loans and leases held for investment	6.4%	6.5%	6.3%	6.0%	5.5%
Allowance for loan and lease losses to consumer loans and leases held for investment	7.1%	7.3%	7.2%	6.9%	6.6%
Allowance for loan and lease losses to commercial loans and leases held for investment	2.0%	2.0%	1.9%	2.0%	1.8%
Net charge-offs	$49,845	$37,148	$22,658	$14,778	$8,632
Net charge-off ratio(1)	3.8%	3.0%	2.1%	1.6%	1.2%
(1)    Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases held for investment during the period, excluding PPP loans.

LENDINGCLUB CORPORATION
LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following table presents loans and leases held for investment at amortized cost and loans held for investment at fair value:

	March 31, 2023	December 31, 2022
Unsecured personal	$4,319,148	$3,866,373
Residential mortgages	197,728	199,601
Secured consumer	212,748	194,634
Total consumer loans held for investment	4,729,624	4,260,608
Equipment finance (1)	153,905	160,319
Commercial real estate	372,770	373,501
Commercial and industrial (2)	235,639	238,726
Total commercial loans and leases held for investment	762,314	772,546
Total loans and leases held for investment at amortized cost	5,491,938	5,033,154
Allowance for loan and lease losses	(348,857)	(327,852)
Loans and leases held for investment at amortized cost, net	$5,143,081	$4,705,302
Loans held for investment at fair value	748,618	925,938
Total loans and leases held for investment	$5,891,699	$5,631,240
(1)    Comprised of sales-type leases for equipment.
(2)    Includes $51.1 million and $67.0 million of Paycheck Protection Program (PPP) loans as of March 31, 2023 and December 31, 2022, respectively. Such loans are guaranteed by the Small Business Association and, therefore, the company determined no allowance for expected credit losses is required on these loans.

LENDINGCLUB CORPORATION
ALLOWANCE FOR LOAN AND LEASE LOSSES
(In thousands)
(Unaudited)
The following tables present the allowance for loan and lease losses on loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	Three Months Ended
	March 31, 2023			December 31, 2022
	Consumer	Commercial	Total	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$312,489	$15,363	$327,852	$288,138	$15,063	$303,201
Credit loss expense for loans and leases held for investment	70,684	166	70,850	61,392	407	61,799
Charge-offs	(52,212)	(351)	(52,563)	(38,579)	(225)	(38,804)
Recoveries	2,585	133	2,718	1,538	118	1,656
Allowance for loan and lease losses, end of period	$333,546	$15,311	$348,857	$312,489	$15,363	$327,852

	Three Months Ended
	March 31, 2022
	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$128,812	$15,577	$144,389
Credit loss expense for loans and leases held for investment	53,718	(1,490)	52,228
Charge-offs	(9,017)	(72)	(9,089)
Recoveries	344	113	457
Allowance for loan and lease losses, end of period	$173,857	$14,128	$187,985

LENDINGCLUB CORPORATION
PAST DUE LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following tables present past due loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

March 31, 2023	30-59 Days	60-89 Days	90 or More Days	Total Days Past Due
Unsecured personal	$26,941	$19,759	$18,984	$65,684
Residential mortgages	230	—	167	397
Secured consumer	1,922	260	187	2,369
Total consumer loans held for investment	$29,093	$20,019	$19,338	$68,450

Equipment finance	$3,020	$—	$771	$3,791
Commercial real estate	8,251	2,112	103	10,466
Commercial and industrial (1)	941	—	1,608	2,549
Total commercial loans and leases held for investment (1)	$12,212	$2,112	$2,482	$16,806
Total loans and leases held for investment at amortized cost (1)	$41,305	$22,131	$21,820	$85,256

December 31, 2022	30-59 Days	60-89 Days	90 or More Days	Total Days Past Due
Unsecured personal	$21,016	$16,418	$16,255	$53,689
Residential mortgages	—	254	331	585
Secured consumer	1,720	382	188	2,290
Total consumer loans held for investment	$22,736	$17,054	$16,774	$56,564

Equipment finance	$3,172	$—	$859	$4,031
Commercial real estate	—	102	—	102
Commercial and industrial (1)	—	—	1,643	1,643
Total commercial loans and leases held for investment (1)	$3,172	$102	$2,502	$5,776
Total loans and leases held for investment at amortized cost (1)	$25,908	$17,156	$19,276	$62,340
(1)    Past due PPP loans are excluded from the tables.

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Change (%)
	March 31, 2023	December 31, 2022	March 31, 2022	Q1 2023 vs Q4 2022	Q1 2023 vs Q1 2022
Non-interest income:
Origination fees	$70,543	$100,692	$122,093	(30)%	(42)%
Servicing fees	26,380	20,169	18,514	31%	42%
Gain on sales of loans	14,125	18,352	24,110	(23)%	(41)%
Net fair value adjustments	(15,414)	(15,774)	15,249	(2)%	(201)%
Marketplace revenue	95,634	123,439	179,966	(23)%	(47)%
Other non-interest income	3,356	4,026	9,891	(17)%	(66)%
Total non-interest income	98,990	127,465	189,857	(22)%	(48)%

Total interest income	202,413	173,999	111,653	16%	81%
Total interest expense	55,709	38,756	11,973	44%	365%
Net interest income	146,704	135,243	99,680	8%	47%

Total net revenue	245,694	262,708	289,537	(6)%	(15)%

Provision for credit losses	70,584	61,512	52,509	15%	34%

Non-interest expense:
Compensation and benefits	73,307	87,768	81,610	(16)%	(10)%
Marketing	26,880	35,139	55,080	(24)%	(51)%
Equipment and software	13,696	13,200	11,046	4%	24%
Depreciation and amortization	12,354	11,554	11,039	7%	12%
Professional services	9,058	10,029	12,406	(10)%	(27)%
Occupancy	4,310	4,698	6,019	(8)%	(28)%
Other non-interest expense	17,703	17,656	14,004	—%	26%
Total non-interest expense	157,308	180,044	191,204	(13)%	(18)%

Income before income tax benefit (expense)	17,802	21,152	45,824	(16)%	(61)%
Income tax benefit (expense)	(4,136)	2,439	(4,988)	N/M	(17)%
Net income	$13,666	$23,591	$40,836	(42)%	(67)%

Net income per share:
Basic EPS – common stockholders	$0.13	$0.22	$0.40	(41)%	(68)%
Diluted EPS – common stockholders	$0.13	$0.22	$0.39	(41)%	(67)%
Weighted-average common shares – Basic	106,912,139	105,650,177	101,493,561	1%	5%
Weighted-average common shares – Diluted	106,917,770	105,984,612	105,052,904	1%	2%
N/M – Not meaningful

LENDINGCLUB CORPORATION
NET INTEREST INCOME
(In thousands, except percentages or as noted)
(Unaudited)

	Consolidated LendingClub Corporation (1)
	Three Months Ended March 31, 2023			Three Months Ended December 31, 2022			Three Months Ended March 31, 2022
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-earning assets (2)
Cash, cash equivalents, restricted cash and other	$1,220,677	$13,714	4.49%	$1,139,887	$10,595	3.72%	$892,921	$688	0.31%
Securities available for sale at fair value	362,960	3,900	4.30%	349,512	3,359	3.84%	325,155	4,511	5.55%
Loans held for sale at fair value	110,580	5,757	20.83%	114,851	5,724	19.93%	255,139	7,450	11.68%
Loans and leases held for investment:
Unsecured personal loans	4,066,713	133,687	13.15%	3,825,808	125,872	13.16%	2,060,323	78,376	15.22%
Commercial and other consumer loans	1,175,504	16,780	5.71%	1,164,326	15,197	5.22%	1,075,412	13,066	4.86%
Loans and leases held for investment at amortized cost	5,242,217	150,467	11.48%	4,990,134	141,069	11.31%	3,135,735	91,442	11.66%
Loans held for investment at fair value	836,313	26,892	12.86%	308,570	10,862	14.08%	18,523	593	12.80%
Total loans and leases held for investment	6,078,530	177,359	11.67%	5,298,704	151,931	11.47%	3,154,258	92,035	11.67%
Retail and certificate loans held for investment at fair value	46,525	1,683	14.47%	66,469	2,390	14.38%	198,813	6,969	14.02%
Total interest-earning assets	7,819,272	202,413	10.35%	6,969,423	173,999	9.99%	4,826,286	111,653	9.25%

Cash and due from banks and restricted cash	71,878			64,907			92,683
Allowance for loan and lease losses	(338,359)			(314,861)			(163,631)
Other non-interest earning assets	666,650			613,664			486,363
Total assets	$8,219,441			$7,333,133			$5,241,701

Interest-bearing liabilities
Interest-bearing deposits:
Checking and money market accounts	$1,633,691	$7,568	1.88%	$1,929,260	$7,500	1.54%	$2,240,450	$1,724	0.31%
Savings accounts and certificates of deposit	4,747,478	45,705	3.90%	3,576,205	28,251	3.13%	1,071,133	1,714	0.64%
Interest-bearing deposits	6,381,169	53,273	3.39%	5,505,465	35,751	2.58%	3,311,583	3,438	0.42%
Retail notes, certificates and secured borrowings	46,525	1,683	14.47%	66,469	2,390	14.38%	198,813	6,969	14.02%
Other interest-bearing liabilities	107,520	753	2.80%	105,834	615	2.33%	312,690	1,566	2.00%
Total interest-bearing liabilities	6,535,214	55,709	3.46%	5,677,768	38,756	2.71%	3,823,086	11,973	1.25%

Non-interest bearing deposits	241,954			251,686			227,337
Other liabilities	263,868			266,558			319,241
Total liabilities	$7,041,036			$6,196,012			$4,369,664

LENDINGCLUB CORPORATION
NET INTEREST INCOME (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	Consolidated LendingClub Corporation (1)
	Three Months Ended March 31, 2023			Three Months Ended December 31, 2022			Three Months Ended March 31, 2022
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Total equity	$1,178,405			$1,137,121			$872,037
Total liabilities and equity	$8,219,441			$7,333,133			$5,241,701

Interest rate spread			6.90%			7.28%			8.00%

Net interest income and net interest margin		$146,704	7.50%		$135,243	7.76%		$99,680	8.26%
(1)    Consolidated presentation reflects intercompany eliminations.
(2)    Nonaccrual loans and any related income are included in their respective loan categories.

LENDINGCLUB CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Cash and due from banks	$22,732	$23,125
Interest-bearing deposits in banks	1,614,265	1,033,905
Total cash and cash equivalents	1,636,997	1,057,030
Restricted cash	47,342	67,454
Securities available for sale at fair value ($428,395 and $399,668 at amortized cost, respectively)	380,028	345,702
Loans held for sale at fair value	44,647	110,400
Loans and leases held for investment	5,491,938	5,033,154
Allowance for loan and lease losses	(348,857)	(327,852)
Loans and leases held for investment, net	5,143,081	4,705,302
Loans held for investment at fair value	748,618	925,938
Retail and certificate loans held for investment at fair value	38,855	55,425
Property, equipment and software, net	144,041	136,473
Goodwill	75,717	75,717
Other assets	494,692	500,306
Total assets	$8,754,018	$7,979,747
Liabilities and Equity
Deposits:
Interest-bearing	$7,018,014	$6,158,560
Noninterest-bearing	200,840	233,993
Total deposits	7,218,854	6,392,553
Borrowings	52,980	74,858
Retail notes, certificates and secured borrowings at fair value	38,855	55,425
Other liabilities	252,587	292,617
Total liabilities	7,563,276	6,815,453
Equity
Series A Preferred stock, $0.01 par value; 1,200,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.01 par value; 180,000,000 shares authorized; 107,460,734 and 106,546,995 shares issued and outstanding, respectively	1,075	1,065
Additional paid-in capital	1,637,283	1,628,590
Accumulated deficit	(414,079)	(427,745)
Accumulated other comprehensive loss	(33,537)	(37,616)
Total equity	1,190,742	1,164,294
Total liabilities and equity	$8,754,018	$7,979,747

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)
Pre-Provision Net Revenue

	For the three months ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
GAAP Net income	$13,666	$23,591	$43,198	$182,060	$40,836
Less: Provision for credit losses	(70,584)	(61,512)	(82,739)	(70,566)	(52,509)
Less: Income tax benefit (expense)	(4,136)	2,439	7,243	131,954	(4,988)
Pre-provision net revenue	$88,386	$82,664	$118,694	$120,672	$98,333

	For the three months ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Non-interest income	$98,990	$127,465	$181,237	$213,832	$189,857
Net interest income	146,704	135,243	123,676	116,226	99,680
Total net revenue	245,694	262,708	304,913	330,058	289,537
Non-interest expense	(157,308)	(180,044)	(186,219)	(209,386)	(191,204)
Pre-provision net revenue	88,386	82,664	118,694	120,672	98,333
Provision for credit losses	(70,584)	(61,512)	(82,739)	(70,566)	(52,509)
Income before income tax benefit (expense)	17,802	21,152	35,955	50,106	45,824
Income tax benefit (expense)	(4,136)	2,439	7,243	131,954	(4,988)
GAAP Net income	$13,666	$23,591	$43,198	$182,060	$40,836

Net Income Excluding Income Tax Benefit and Diluted EPS Excluding Income Tax Benefit

		For the three months ended
		December 31, 2022	September 30, 2022	June 30, 2022
GAAP Net income		$23,591	$43,198	$182,060
Less: Income tax benefit from release of tax valuation allowance		3,180	5,015	135,300
Net income excluding income tax benefit		$20,411	$38,183	$46,760

GAAP Diluted EPS – common stockholders		$0.22	$0.41	$1.73

(A)	Income tax benefit from release of tax valuation allowance	$3,180	$5,015	$135,300
(B)	Weighted-average common shares – Diluted	105,984,612	105,853,938	105,042,626
(A/B)	Diluted EPS impact of income tax benefit	$0.03	$0.05	$1.29

Diluted EPS excluding income tax benefit		$0.19	$0.36	$0.44

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Continued)
(In thousands, except share and per share data)
(Unaudited)
Tangible Book Value Per Common Share

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
GAAP common equity	$1,190,742	$1,164,294	$1,121,410	$1,079,117	$887,434
Less: Goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Intangible assets	(15,201)	(16,334)	(17,512)	(18,690)	(19,886)
Tangible common equity	$1,099,824	$1,072,243	$1,028,181	$984,710	$791,831

Book value per common share
GAAP common equity	$1,190,742	$1,164,294	$1,121,410	$1,079,117	$887,434
Common shares issued and outstanding	107,460,734	106,546,995	105,088,761	103,630,776	102,194,037
Book value per common share	$11.08	$10.93	$10.67	$10.41	$8.68

Tangible book value per common share
Tangible common equity	$1,099,824	$1,072,243	$1,028,181	$984,710	$791,831
Common shares issued and outstanding	107,460,734	106,546,995	105,088,761	103,630,776	102,194,037
Tangible book value per common share	$10.23	$10.06	$9.78	$9.50	$7.75